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                                                                   EXHIBIT 10.1


                       MARCO'S MEXICAN RESTAURANTS, INC.
                               LICENSE AGREEMENT


         THIS AGREEMENT is made and entered into this 29th day of June, 1997, by and between MARCO'S MEXICAN RESTAURANTS, INC., a corporation incorporated under the laws of the State of Texas, whose principal place of business is 11111 Wilcrest Green, Suite 350, Houston, Texas 77042 (hereinafter referred to as the "Licensor") and Mohammed S. Akhtar and Rubina S. Akhtar, with an address of 335 E. San Augustine, #94, Deer Park, Texas 77536 (hereinafter referred to as the "Licensees").

                                  WITNESSETH:

         WHEREAS, the Licensor holds the exclusive rights to a proprietary system, which has been developed through significant expenditures of time, skill, effort and money (hereinafter the "System") relating to the establishment, development and operation of a MARCO'S MEXICAN RESTAURANT (hereinafter the "Licensed Business" and signifying both licensed and company-managed outlets) which offers Mexican-style dishes and bar service in a full service casual dining restaurant environment;

         WHEREAS, the System features a distinctive exterior and interior design, decor, color scheme, fixtures and furnishings for the Licensed Business restaurant, as well as uniform standards, specifications, methods, policies and procedures for the restaurant operations, inventory and management control, training and assistance, and advertising and promotional programs, all of which may be changed, improved upon, and further developed from time to time;

         WHEREAS, the Licensor, through its dedicated operations, marketing methods, and merchandising policies, has developed the reputation, public image and good will of its System and established a firm foundation for its restaurant operations consisting of the highest standards of training, management, supervision, appearance, services and quality of products;

         WHEREAS, the System is identified by means of certain trade names, service marks, trade marks, logos, emblems and indicia of origin, including the mark MARCO'S MEXICAN RESTAURANTS and logo, and such other trade names, service marks, and trademarks as are now, and may hereafter be designated for use in connection with the System (the "Proprietary Marks") which Proprietary Marks are owned by the Licensor;

         WHEREAS, the Licensor continues to develop, expand, use, control and add to the Proprietary Marks and the System for the benefit of and exclusive use by the Licensor in order to identify for the public the source of the products and services marketed thereunder and to represent the System's high standards of quality and service;

         WHEREAS, the Licensees desire to operate a Licensed Business under the System and the Proprietary Marks and to obtain a license from the Licensor for that purpose;

         WHEREAS, the Licensees hereby acknowledge that they have read this Agreement and understand and accept the terms, conditions and covenants contained in this Agreement as being reasonably necessary to maintain the Licensor's high standards of quality and service and the



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uniformity of those standards at all facilities which operate pursuant to the
System and thereby to protect and preserve the goodwill of the Proprietary Marks; and

         WHEREAS, the Licensees understand and acknowledge the importance of the Licensor's uniformly high standards of quality and service and the necessity of operating the Licensed Business granted hereunder in strict conformity with the Licensor's quality control standards and specifications.

         NOW, THEREFORE, the parties, for and in consideration of the sum of one dollar ($1.00) and the promises, undertakings and commitments of each party to the other set forth herein, hereby mutually agree as follows:

                              I. GRANT OF LICENSE

         A. GRANT. The Licensor hereby grants to the Licensees and Licensees accept, upon the terms and conditions herein contained, the nonexclusive and personal license, right and authority to operate a Licensed Business only at the specific location located at 3402 Palmer Highway, Texas City, Galveston County, Texas 77590 (the "Site") in strict conformity with the Licensor's quality control standards and specifications which are a material part of the System, which may be changed, improved and further developed from time to time. The Licensees hereby accept such license and agree to perform all of its obligations in connection therewith as set forth herein. The Licensees shall pay to the Licensor the sum of Five Dollars ($5.00) for the term of this License.

         B. The Licensor reserves the right to:

         1. Establish or grant licenses or franchises for restaurants providing products or services under marks other than the Proprietary Marks;

         2. Offer and sell food products, under the Proprietary Marks or any other marks, through grocery stores, convenience stores or other retail locations, or through mail order or catalogues;

         3. Offer or sell food products under the Proprietary Marks at special events;

         4. Offer or sell any products or services, under the Proprietary Marks or any other marks, through any other channel of distribution; and

         5. Establish company-owned Licensed Businesses or license or franchise other Licensees or franchisees to establish Marco's Mexican Restaurants at any other site or location that the Licensor deems appropriate.

         C. RESERVATION OF CERTAIN RIGHTS. Subject to Section I.B. hereinabove, the Licensor reserves the right to establish Licensed or Franchised Businesses at any site the Licensor deems appropriate. The Licensor also reserves the right to sell related products and services in other channels of distribution. The Licensor reserves the right to offer, grant and support licenses or franchises in similar and other lines of business. The Licensor makes no representation or warranty to the Licensees that there will be any right to participate in such licenses or franchises.



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                              II. TERM AND RENEWAL

         A. INITIAL TERM. Except as otherwise provided herein, the term of this Agreement shall commence on June 29, 1997 and terminate on June 29, 1998, provided, however, that if the Licensees lease their business premises and in the event that the lease agreement for the Licensees' business premises is terminated prior to the expiration of the term of this Agreement, then the Licensor may, at its option, terminate this Agreement. Notwithstanding the foregoing or anything in this Agreement to the contrary, this Agreement shall terminate if the Licensees do not maintain ownership of the restaurant and/or the assets located at the Site.

         B. RENEWAL. Upon expiration, this License may be extended in the sole discretion of the Licensor upon terms and conditions to be determined by the Licensor, which shall include the payment of royalties by the Licensees to the Licensor.

                             III. DUTY OF LICENSOR

         To provide the Licensees with written specifications for the operation of the Licensed Business (the "Manuals"). The Manuals are confidential and remain the property of the Licensor. The Licensor may modify the Manuals from time to time.

                            IV. DUTIES OF LICENSEES

         A. COMPLIANCE WITH SYSTEM. The Licensees understand and acknowledge that every detail of the appearance and operation of the Licensed Business in compliance with the System is critical to the Licensor, the Licensees and other Licensees in order to:

         1. Develop and maintain high and uniform operating standards;

         2. Increase the demand for the products and services sold by Licensees, and

         3. Protect the Proprietary Marks and the System, and the Licensor's trade secrets, reputation and goodwill.

         B. LEASEHOLD IMPROVEMENT REQUIREMENTS. Before commencing any construction or improvements of the Licensed Business in compliance with the System is critical to the Licensor, the Licensees, and other Licensees in order to:

         1. The Licensees shall have received the Licensor's prior written approval of the

         2. The proposed improvements must be in compliance with all applicable local and state laws, regulations and ordinances including all zoning, signage and parking requirements;

         3. The Licensees shall be responsible for all reasonable expenses pertaining to the Licensor's review and approval of the proposed improvements, the Licensor's monitoring and review of the construction and the final inspection of the improvements;



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         4. The Licensees shall employ a qualified general contractor or such other qualified person as the Licensor may approve in its absolute and sole discretion for the purposes of supervising the construction and ensuring the completion of all construction or leaseholder improvements. The Licensees shall submit to the Licensor a statement identifying the general contractor and describing the general contractor's qualifications and financial responsibility; and

         5. The Licensees shall obtain all liquor and business licenses, permits and certifications required for lawful construction of improvements and ongoing operation of the Licensed Business (including, without limitation, zoning, access, variances, health and safety, and fire requirements) and shall certify in writing to the Licensor that all such licenses, permits and certifications have been obtained.

         6. The Licensees shall completely construct any improvements at and equip, at Licensees's expense, the Licensed Site in accordance with Licensor's standards and specifications. Licensor and its agents shall have the right to inspect the construction at all reasonable times. Licensees shall promptly notify Licensor of the date of completion of construction and thereafter the Licensor may conduct a final inspection of the restaurant and its premises.

         C. SUPERVISION REQUIREMENTS. The Licensed Business shall at all times be under the direct on-premises supervision of the Licensees or an operating manager ("Operating Manager") designated by Licensees and approved by Licensor.

         D. TRAINING. The Licensees shall cause their employees, which shall include the Licensees, their Operating Manager and any person subsequently acting as the manager of the Licensed Business to attend and complete, to the Licensor's satisfaction, such special programs or periodic training as the Licensor may require in writing from time to time. The Licensees shall pay all reasonable expenses incurred by the Licensor and/or its employees in connection with such programs and training and shall be responsible for all expenses of their employees associated therewith, including meals, lodging, travel and wages.

         E. OPERATION OF THE LICENSED BUSINESS. The Licensees shall use the Licensed Business solely for the operation of the Licensed Business that is licensed hereunder in strict accordance with the Licensor's specifications; shall keep the Licensed Business open and in normal operation for such minimum hours and days as the Licensor may from time to time prescribe; and shall refrain at all times from using or permitting the use of the premises of the Licensed Business for any other purpose or activity other than as contemplated by this Agreement without first obtaining the written consent of the Licensor.

         F. MAINTENANCE. The Licensees shall continuously maintain the Licensed Business in the highest degree of sanitation, repair and condition as the Licensor may reasonably require, and in connection therewith shall make such additions, alterations, repairs and replacements thereto (but not without the Licensor's prior written consent) as may be required for that purpose, including without limitation, such periodic redecorating, replacement of inventory and replacement of obsolete signs, fixtures or materials as the Licensor may reasonably direct, or as otherwise required under the lease for the Licensed Business.



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         G. HEALTH AND SAFETY STANDARDS. The Licensees shall meet and maintain the highest safety standards and ratings applicable to the operation and management of the Licensed Business and its personnel as the Licensor may reasonably require.

         H. WORKING CAPITAL. The Licensees shall meet and maintain sufficient levels of working capital for use in connection with the management and operation of the Licensed Business as the Licensor may reasonably require.

         I. REFURBISHMENT. At the Licensor's request, the Licensees shall refurbish the Licensed Business, at their expense, to conform to the then current Licensed Business design and decor, trade dress, color scheme and presentation of trademarks and service marks consistent with the design concepts then in effect for new Licensed Businesses licensed to operate under the System, including, without limitation, such structural changes, remodeling, redecoration and other modifications to existing improvements as deemed necessary by the Licensor.

         J. COMPLIANCE WITH UNIFORM STANDARDS. The Licensees shall operate the Licensed Business in conformity with such uniform methods, standards and specifications as the Licensor may from time to time prescribe to ensure that the highest degree of product quality and service is uniformly maintained. The Licensees shall conduct their business in a manner which reflects favorably at all times on the System and the Proprietary Marks. The Licensees shall at no time engage in deceptive, misleading or unethical practices or conduct any other act which may have a negative impact on the reputation and goodwill of the Licensor or any other Licensees or franchisees operating under the System. Pursuant to this ongoing responsibility, the Licensees agree;

         1. To maintain in sufficient supply as the Licensor may require and use at all times only such products and supplies as conform to the Licensor's standards and specifications, and to refrain from deviating therefrom without the Licensor's prior written consent;

         2. To sell or offer for sale only such products and services as meet the Licensor's uniform standards of quality and quantity which have been expressly approved for sale in writing by the Licensor in accordance with the Licensor's methods and techniques; to sell or offer for sale all approved items; to refrain from any deviation from the Licensor's standards and specifications for serving or selling such products or services; and to discontinue selling and offering for sale any such products or services as the Licensor may, in its sole discretion, disapprove in writing at any time;

         3. To lease or purchase and install at the Licensees' expense all fixtures, furnishings, signs and equipment as the Licensor may reasonably specify from time to time, and to refrain from installing or permitting to be installed on or about the Licensed Business without the Licensor's prior written consent any fixtures, furnishings, signs, cards, promotional literature, equipment or other items not previously specifically approved as meeting the Licensor's standards and conforming to the Licensor's specifications;

         4. To purchase and maintain any and all signs for use at the Licensed Business, whether for interior or exterior use, in conformity with the Licensor's quality control standards and specifications;



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         5. To employ such minimum number of employees as may be prescribed by the Licensor and to comply with all applicable federal, state and local laws, rules and regulations with respect to such employees;

         6. To maintain a competent, conscientious staff; and

         7. To maintain all licenses and permits in good standing.

         K. PURCHASE AND LEASE OF PRODUCTS, EQUIPMENT AND SUPPLIES. Licensees shall lease or purchase all products, initial inventory, equipment, supplies and other materials required for the operation of the Licensed Business solely from approved suppliers who shall have proved, to the continuing reasonable satisfaction of the Licensor, the ability to meet the Licensor's then current standards and specifications for such products and related items. Such approved suppliers must meet all of the Licensor's specifications and standards as to content, quality, appearance, warranty, performance and serviceability and must adequately demonstrate their capacity and facilities to supply the Licensees's needs for an effective and efficient operation of the Licensed Business as well as all Licensed Businesses operating under the Licensor's System.

         L. INSPECTION OF PREMISES. The Licensees shall permit the Licensor or its agents or representatives to enter upon the premises of the Licensed Business at any time for purposes of conducting inspections, taking photographs and interviewing employees and customers. The Licensees shall cooperate fully with the Licensor's agents or representatives in such inspections by rendering such assistance as they may reasonably request. Upon notice from the Licensor or its agents or representatives, and without limiting the Licensor's other rights under this Agreement, the Licensees shall take such steps as may be necessary to immediately and diligently correct any deficiencies detected during such inspections, including, without limitation, immediately ceasing and preventing the further use of any products, equipment, inventory, advertising materials, supplies or other items that do not conform to the Licensor's then current specifications, standards or requirements. In the event the Licensees fails or refuses to correct such deficiencies, the Licensor shall have the right to enter upon the premises of the Licensed Business, without being guilty of trespass or any other tort, for the purpose of making or causing to be made such corrections as may be required, at the sole expense of the Licensees.

         M. PROPRIETARY METHODS. The Licensees acknowledge and agree that the Licensor has developed certain products, services, operational systems and management techniques and may continue to develop additional products and proprietary methods and techniques for use in the operation of the Licensed Business which are all highly confidential and which are trade secrets of the Licensor. Because of the importance of quality control, uniformity of product and the significance of such proprietary products in the System, it is to the mutual benefit of the parties that the Licensor closely control the dissemination of this proprietary information. Accordingly, the Licensees agrees that in the event such information and techniques become a part of the System, the Licensees shall comply and strictly follow these techniques in the operation of its business and shall purchase from an approved source designated by the Licensor any supplies or materials necessary to protect and implement such techniques.



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         N. DEVELOPMENT OF THE MARKET. The Licensees shall at all times use its best efforts to promote and increase the sales and consumer recognition of the products and services offered at the Licensed Business pursuant to the System, to effect the widest and best possible distribution of the Licensor's products and services from the Licensed Business and to devote its best efforts in controlling the Licensed Business, its managers, assistants and employees

         O. DISPLAY OF PROPRIETARY MARKS AND LOGOS. The Licensees shall display the Licensor's Proprietary Marks and logos at the Licensed Business, on uniforms and otherwise in the manner prescribed by the Licensor. The color, design and location of said displays shall be specified by the Licensor and may be changed from time to time in the sole discretion of the Licensor. The Licensees shall not display any signs or posters at the premises or elsewhere without the prior written consent of the Licensor,

         P. OTHER REQUIREMENTS. The Licensees shall comply with all other requirements set forth in this Agreement or as the Licensor may designate from time to time.

                              V. PROPRIETARY MARKS

         A. GRANT OF LICENSE. The Licensor hereby grants the Licensees the right and license to use the Proprietary Marks only in connection with the operation of its Licensed Business and the provision of services and products to its customers. The Licensor represents with respect to the Proprietary Marks that: (1) the Licensor has, to the best of the Licensor's knowledge, all right, title and interest in and to the Proprietary Marks in the United States; (2) the Licensor has taken all steps which it deems reasonably necessary to preserve and protect the ownership and validity of such Proprietary Marks in the United States; and (3) the Licensor will use and license the Licensees and other Licensees to use the Proprietary Marks only in accordance with the System and the operating standards and quality control specifications attendant thereto which underlie the goodwill associated with and symbolized by the Proprietary Marks.

         B. CONDITIONS FOR USE. With respect to the Licensees' use of the Proprietary Marks pursuant to the license granted under this Agreement, the Licensees agree that:

         1. The Licensees shall use only the Proprietary Marks designated by the Licensor and shall use them only in the manner required or authorized and permitted by the Licensor.

         2. The Licensees shall use the Proprietary Marks only in connection with the right and license to operate the Licensed Business granted hereunder.

         3. During the term of this Agreement and any renewal hereof, the Licensees shall identify themselves as licensees and not the owner of the Proprietary Marks and shall make any necessary filings under state law to reflect such status, In addition, the Licensees shall identify themselves as licensees of the Proprietary Marks on all invoices, order forms, receipts, business stationary and contracts, as well as at the Licensed Business on any sign required by the Licensor which shall be conspicuously displayed to customers.



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         4. The Licensees' right to use the Proprietary Marks is limited to such uses as are authorized under this Agreement, and any unauthorized use thereof shall constitute an infringement of the Licensor's rights and grounds for termination of this Agreement.

         5. The Licensees shall not use the Proprietary Marks to incur or secure any obligation or indebtedness.

         6. The Licensees shall not use the Proprietary Marks as part of business or other legal name.

         7. The Licensees shall comply with the Licensor's instructions in filing and maintaining the requisite trade name or fictitious name registrations, and shall execute any documents deemed necessary by the Licensor or its counsel to obtain protection for the Proprietary Marks or to maintain their continued validity and enforceability.

         8. In the event that the Licensees becomes aware of any infringement of the Proprietary Marks or if the Licensees' use of the Proprietary Marks is challenged by a third party, then the Licensees are obligated to immediately notify the Licensor, and the Licensor will have the sole discretion to take such action as it deems appropriate. If the Licensor determines that no action to protect the Proprietary Marks is necessary, than the Licensees may take any action they deem necessary to protect their own interest, at their own expense. If it becomes advisable at any time in the sole discretion of the Licensor to modify or discontinue the use of any name or mark and/or use one or more additional or substitute names or marks, the Licensees shall modify or discontinue the use of any such name or mark, and use such additional or substitute name or mark, and shall be responsible for the tangible costs (such as replacing signs and materials) of complying with this obligation. In the event that litigation alleging that the Proprietary Marks infringe a third party's rights is instituted or threatened against the Licensees, the Licensees shall promptly notify the Licensor and shall cooperate fully in defending or settling such litigation.

         C. ACKNOWLEDGEMENTS. The Licensees expressly understand and acknowledge that:

         1. The Licensor is the exclusive owner of all right, title and interest in and to the Proprietary Marks and the goodwill associated with and symbolized by them;

         2. The Proprietary Marks are valid and serve to identify the System and those who are licensed to operate a Licensed Business in accordance with the System;

         3. The Licensees' use of the Proprietary marks pursuant to this Agreement does not give the Licensees any ownership interest or other interest in or to the Proprietary Marks, except the nonexclusive license granted herein;

         4. Any and all goodwill arising from the Licensees' use of the Proprietary Marks and/or the System shall inure solely and exclusively to the Licensor's benefit, and upon expiration or termination of this Agreement no monetary amount shall be assigned as attributable to any goodwill associated with the Licensees' use of the System or the Proprietary Marks;



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         5. The license and rights to use the Proprietary Marks granted hereunder to the Licensees are nonexclusive, and the Licensor thus may: (a) itself use, and grant franchises and licenses to others to use, the Proprietary Marks and the System, (b) establish, develop, license and franchise other systems, different from the System licensed to the Licensees herein, without offering or providing the Licensees any rights in, to or under such other systems; and (c) modify or change, in whole or in part, any aspect of the Proprietary Marks or the System, so long as the Licensees' rights thereto are in no way materially harmed thereby;

         6. The Licensor reserves the right to substitute different trade names, trademarks and service marks for use in identifying the System, the Licensed Business and other Licensed or Franchised Businesses operating thereunder, all of which shall become Proprietary Marks;

         7. The Licensor shall have no liability to the Licensees for any senior users that may claim rights to the Proprietary Marks; and

         8. The Licensees shall not register or attempt to register the Proprietary Marks in the Licensees' name or that of any other person, firm, entity or corporation.

                            VI. CONFIDENTIAL MANUALS

         A. COMPLIANCE. In order to protect the reputation and goodwill of the Licensor and to maintain uniform standards of operation in connection with the Proprietary Marks, the Licensees shall conduct its business in strict compliance with the operational systems, procedures, policies, methods and requirements prescribed in the Licensor's Manuals and any supplemental bulletins, notices, revisions, modifications or amendments thereto, all of which shall be deemed a part thereof.

         B. USE. The Licensees agree to immediately adopt and use the programs, services, methods, standards, materials, policies and procedures set forth in the Manuals, as they may be modified by the Licensor from time to time. The Licensees acknowledge that the Licensor is the owner or licensee of all proprietary rights in and to the System, and the Manuals, and any changes or supplements thereto

         C. CONFIDENTIALITY. The Licensees shall at all times treat the Manuals, any other manuals created for or approved for use in the operation of the Licensed Business and all of the information contained therein as proprietary and confidential, and shall use all reasonable efforts to maintain such information as confidential. The Manuals must remain on the premises of the Licensed Business at all times.

         D. TRADE SECRETS. The Licensees acknowledge, know and agree that designated portions of the Manuals are "trade secrets" owned and treated as such by the Licensor.



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         E. ACCESS. The trade secrets must be accorded maximum security consistent with the Licensees' need to make frequent reference thereto. The Licensees shall strictly limit access to the Manuals to employees who have a demonstrable and valid need to know the information contained therein in order to perform their duties. The Licensees shall strictly follow any provisions in the Manuals regarding the care, storage and use of the Manuals and all related proprietary information.

         F. DUPLICATION. The Licensees shall not at any time, without the Licensor's prior written consent, copy, duplicate, record or otherwise reproduce in any manner any part of the Manuals, updates, supplements or related materials, in whole or in part, or otherwise make the same available to any unauthorized person.

         G. LICENSOR'S PROPERTY. The Manuals shall at all times remain the sole property of the Licensor. Upon the expiration or termination of this Agreement for any reason, the Licensees shall return to the Licensor the Manuals and all supplements thereto.

         H. UPDATES OR REVISIONS. The Licensor retains the right to prescribe additions to, deletions from or revisions to the Manuals, which shall become binding upon the Licensees upon being mailed or otherwise delivered to the Licensees, as if originally set forth therein. The Manuals, and any such additions, deletions or revisions thereto, shall not alter the Licensees' rights and obligations hereunder.

         I. MASTER SET. The Licensees shall at all times insure that their set of the Manuals is kept current and up-to-date, and in the event of any dispute as to the contents of the Manuals, the terms contained in the master set of the Manuals maintained by the Licensor at the Licensor's headquarters shall be controlling.

         J. REPLACEMENT FEE. If The Manuals are lost, stolen or destroyed, the Licensees shall pay the costs to replace each volume of the Manuals.

                         VII. CONFIDENTIAL INFORMATION

         A. CONFIDENTIAL RELATIONSHIP. The parties expressly understand and agree that the relationship established between the Licensor and the Licensees by this Agreement is one of confidence and trust, and that as a result, the Licensor will be disclosing and transmitting to the Licensees certain trade secrets and other confidential and proprietary information concerning various aspects of the Licensees' operation of the Licensed Business, its methods of operation, techniques and all proprietary systems, procedures and materials relevant thereto pursuant to the System and this Agreement.

         B. OBLIGATIONS OF LICENSEES. In order to preserve and protect the trade secrets and the confidential and proprietary information (the "Confidential Information") which are disclosed to the Licensees during the term of this Agreement, the Licensees agree that:

         1. The Licensees shall treat and maintain the Confidential Information as confidential both during the term of this Agreement and thereafter;



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         2. The Licensees shall use the Confidential Information only for its operation of the Licensed Business under this Agreement;

         3. The Licensees shall disclose the Confidential Information only as necessary to their employees or agents who have a demonstrable and valid need to know the Confidential Information and not to anyone else;

         4. The Licensees shall restrict disclosure of the Confidential Information to only those of their employees or agents who are directly connected with the performance of work requiring knowledge thereof and shall disclose only so much of the Confidential Information as is required to enable those employees or agents to carry out their assigned duties;

         5. The Licensees shall advise their employees or agents of the confidential nature of such information and the requirements of nondisclosure thereof; and

         6. The Licensor and the Licensees shall conduct a review to determine which employees will have access to the Confidential Information and to the Manuals. The Licensees shall not disclose any Confidential Information or provide access to the Manuals to such employee or agent until that person executes a nondisclosure agreement in a form prescribed by the Licensor, acknowledging the confidential and proprietary nature of the Confidential Information and agreeing not to disclose such information during the course of employment or thereafter. The Licensor shall be designated a third-party beneficiary of such nondisclosure agreements with the right to enforce its provisions independently of the Licensees.

         C. CONFIDENTIAL INFORMATION DEFINED. Any and all information, knowledge, know-how, systems, programs and other methods and techniques which the Licensor designates as confidential shall be deemed Confidential Information for purposes of this Agreement, except information which the Licensees can demonstrate had become a part of the public domain through publication or communication by others or which, after disclosure to the Licensees by the Licensor, becomes a part of the public domain through publication or communication by others. It is understood and agreed that information, improvements to the System or techniques prepared, compiled or developed by the Licensees, its employees or agents during the term of this Agreement and relating to the Licensed Business, whether developed separately or in conjunction with the Licensor, shall be considered as part of the Confidential Information. The Licensees hereby grant to the Licensor an irrevocable, worldwide, exclusive, royalty-free license, with the right to sub-license such information, improvement or technique.

         D. PROTECTION OF INFORMATION. The Licensees acknowledge that they have knowledge of confidential matters, trade secrets, management and training techniques, operational, accounting, quality control procedures, programs and other methods developed by the Licensor through and in its System which, for purposes of this Agreement are owned by the Licensor and which are necessary and essential to the operation of the Licensed Business, without which information the Licensees could not efficiently, effectively and profitably operate the same. The Licensees further acknowledges that the unique and novel combination of "know how" and methods developed by the Licensor and licensed to the Licensees by the Licensor for the operation of the Licensed Business are peculiar to the Licensor. The Licensees shall take all steps necessary, at their own expense, to protect the Confidential Information and shall not divulge the same either during or upon the termination of this Agreement without the prior written consent of the Licensor.



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         E. REMEDIES. The Licensees acknowledge that in addition to any remedies available to the Licensor under Section XII hereunder, the Licensees agree to pay all court costs and reasonable attorneys' fees incurred by the Licensor in obtaining specific performance of, a temporary restraining order and/or an injunction against violation of the requirements of this Section VII.

         F. COMMUNICATION WITH CUSTOMERS. In order to maintain the high standards of quality control throughout the System, the Licensor reserves the right to use test customers from time to time, without prior notification to the Licensees, in order to determine whether the Licensed Business is maintaining high standards of quality, integrity, safety, appearance and customer service.

                   VIII. ACCOUNTING, INSPECTIONS AND RECORDS

         A. MAINTENANCE OF BOOKS AND RECORDS. The Licensees shall maintain during the term of this Agreement and shall preserve for not less than seven
(7) years from the date of preparation full, complete and accurate books, records and accounts in accordance with the System and in the form and manner prescribed by the Licensor in the Manuals or otherwise in writing from time to time.

         B. FINANCIAL AND RELATED REPORTING. During the term of this Agreement, the Licensees shall, at the Licensees' expense, submit to the Licensor an annual financial statement which shall include an income statement and balance sheet prepared in accordance with generally accepted accounting principles and copies of federal and state tax returns for the Licensees within ninety (90) days of the completion of the fiscal year of the Licensees. Each annual financial statement and tax return shall be compiled by an independent certified public accounting firm and signed by the Licensees attesting that the statement is true and correct. The Licensor also reserves the right to require the Licensees to submit to the Licensor certified financial statements for any period or periods of any fiscal year, which shall be certified by the Licensees' accounting firm and attested to by the Licensees. In addition, Licensees shall submit exact copies of the Licensees' invoices for goods purchased from suppliers and copies of the Licensees' operating reports to its landlord, immediately following the Licensor's request for such information.

         C. OTHER SUBMISSIONS. The Licensees shall also submit to the Licensor, for review and auditing, such other forms and reports, including annual accounting of local advertising expenditures and any and all other information and data, as the Licensor may reasonably designate, in the form and at the times and places reasonably required by the Licensor, upon request and as specified from time to time in the Manuals or otherwise in writing, at any time during the term of this Agreement.

         D. INSPECTION. The Licensor or its designated agents shall have the right at all reasonable times to examine and copy, at its expense, the books, records, receipts and tax returns of the Licensees.



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                                IX. ADVERTISING

        Recognizing the value of advertising, and the importance of the standardization of advertising programs to the furtherance and protection of the Proprietary marks, goodwill and public image of the System, the parties agree as follows:

        SUBMISSION AND APPROVAL OF PROMOTIONAL AND MARKETING MATERIALS. All promotional and marketing materials to be used by the Licensees in any medium shall be presented in a dignified manner and shall conform to such standards and requirements as the Licensor may specify from time to time in the Manuals or otherwise. The Licensees shall submit to the Licensor for its prior written approval, samples of all promotional and marketing material in whatever form that the Licensees desire to use at least ten (10) days before their intended use. The Licensor shall approve, disapprove, or revise such materials. The Licensees shall comply with all revisions to said promotional and marketing materials which the Licensor may require prior to approving said promotional and marketing materials. The Licensees shall not use any advertising or promotional plans or materials which have not been approved in writing by the Licensor, and the Licensees shall cease to use any plans or materials promptly upon notice by the Licensor. Failure by the Licensees to obtain the prior written approval of the Licensor for all proposed advertising shall be deemed a default of this agreement in accordance with Section XII.A hereof.

                                  X. INSURANCE

        A. PROCUREMENT. The Licensees shall maintain in full force and effect during the terms of this agreement, at the Licensees' expense, an insurance policy or policies protecting the Licensees and the Licensor, and their officers, directors, partners and employees, against any loss, liability, personal injury, death, property damage or expense whatsoever from fire, lightning, theft, vandalism, malicious mischief and the perils included in the extended coverage endorsement, arising or occurring upon or in connection with the Licensed Business or the leasehold improvements to the Licensed Business, or by reason of the operation or occupancy of the Licensed Business, as well as such other insurance applicable to such other special risks, if any, as the Licensor may reasonably require for its own and the Licensees' protection.

        B. MINIMUM COVERAGE. Such policy or policies shall be written by an insurance company satisfactory to the Licensor in accordance with the standards and specifications set forth in the Manuals or otherwise in writing, and shall include, at a minimum (except as additional coverage and higher policy limits may reasonably be specified from time to time by the Licensor in the Manuals or otherwise in writing) the following:

        1. Comprehensive general liability insurance, including contractual liability, broad form property damage, personal injury, advertising injury, product liability, completed operations and independent contractors coverage, and fire damage coverage in the amount of at least One Million Dollars ($1,000,000), or such higher amount as required by the lease, combined single limit, and naming the Licensor and any landlord as an additional insured in each such policy or policies;




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         2. Worker's compensation and employer's liability insurance as well as such other insurance as may be required by statute or rule of the state in which the Licensed Business is located and operated;

         3. Fire, vandalism and extended coverage insurance with primary and excess limits of not less than the full replacement value of the Licensed Business and its furniture, fixtures and equipment; and

         C. CONSTRUCTION COVERAGE. In connection with any leasehold improvements, renovation, refurbishment or remodeling of the premises of the Licensed Business, the Licensees shall cause the general contractor to maintain with a reputable insurer comprehensive general liability insurance (with comprehensive automobile liability coverage for both owned and non-owned vehicles, builder's risk, product liability and independent contractors coverage) in at least the amount of One Million Dollars ($1,000,000) with the Licensor named as an additional insured, and worker's compensation and employees liability insurance as required by state law. Copies of the Certificates of Insurance for such coverage shall be provided to the Licensor.

         D. CERTIFICATES. The Licensees shall submit to the Licensor, original or duplicate copies of all policies and policy amendments. The evidence of insurance shall include a statement by the insurer that the policy or policies will not be canceled or materially altered without at least thirty (30) days prior written notice to the Licensor.

         E. INDEPENDENCE OF COVERAGE REQUIREMENTS. The Licensees' obligation to obtain and maintain the foregoing policy or policies in the amounts specified shall not be limited in any way by reason of any insurance which may be maintained by the Licensor, and the Licensees' performance of that obligation shall not relieve them of liability under the indemnity provision set forth in
Section XVII of this Agreement.

         F. FAILURE TO PROCURE. Should the Licensees for any reason fail to procure or maintain the insurance required by this Agreement, as revised from time to time for all Licensees by the Manuals or otherwise in writing, the Licensor shall have the right and authority (without, however, any obligation) to immediately procure such insurance and to charge the same to the Licensees, which charges, together with a reasonable fee for the Licensor's expenses in so acting, including all attorneys' fees, shall be payable by the Licensees immediately upon notice.

         G. THIRD PARTIES. The Licensees shall ensure that all third parties with which the Licensees conduct business, are properly insured.

                XI. TRANSFER OF INTEREST: OPERATION BY LICENSOR

         A. TRANSFER BY LICENSOR. The Licensor shall have the right to assign this Agreement, and all of its rights and privileges hereunder, to any person, firm, corporation or other entity provided that, with respect to any assignment resulting in the subsequent performance by the assignee of the functions of the Licensor, (i) the assignee shall, at the time of such assignment, be capable of performing the obligations of the Licensor hereunder, and (ii) the assignee shall expressly assume and agree to perform such obligations.


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         Specifically, and without limitation to the foregoing, the Licensees expressly affirm and agree that the Licensor may sell its assets, its rights to the Proprietary Marks and the System outright to a third party; may engage in a private placement of some or all of its securities; may merge, acquire other corporations, or be acquired by another corporation; may undertake a refinancing, recapitalization, leveraged buy-out or other economic or financial restructuring; and, with regard to any or all of the above sales, assignments and dispositions, the Licensees expressly and specifically waive any claims, demands or damages arising from or related to the loss of said Proprietary Marks (or any variation thereof) and/or the loss of association with or identification of "Marco's Mexican Restaurants" as the Licensor hereunder.

         Nothing contained in this Agreement shall require the Licensor to remain in the restaurant business or to offer the same products and services, whether or not bearing the Licensor's Proprietary Marks, in the event that the Licensor exercises its rights hereunder to assign its rights in this Agreement.

         B. TRANSFER BY LICENSEES.

         The License granted hereunder is personal to Licensees and is nontransferable and nonassignable. Notwithstanding the foregoing, Licensees shall have the right to transfer this Agreement to an affiliated corporation or entity in which Licensees have a controlling voting and ownership interest with the written consent of the Licensor. Such corporation or entity must enter into an agreement acknowledging the terms, conditions and restrictions contained in this Agreement, including the limitations on transfer of the License. Any corporation or entity not 100% beneficially owned by Licensees shall be subject to standard licensing fees and royalties which the Licensor receives or may receive in the future from licensees using the System. Licensees, except as specifically provided above for affiliated entities, shall have no right to license, sublicense, franchise or otherwise grant any person or entity any rights with respect to the use of the System. Neither Licensees nor any permitted transferee shall encumber or grant any lien with respect to his or their rights arising under, or interest in, this Agreement and the License. Any purported assignment or transfer, by operation of law or otherwise, not having the written consent of the Licensor shall be null and void and shall constitute a material breach of this Agreement, for which the Licensor may then terminate this Agreement without opportunity to cure pursuant to Section XII.A. of this Agreement.

         C. NON-WAIVER OF CLAIMS. The Licensor's consent to a transfer of any interest in the Licensed Business shall not constitute a waiver of any claims it may have against the transferring party, and it will not be deemed a waiver of the Licensor's right to demand exact compliance with any of the terms of this Agreement, or any other agreement to which the Licensor and the transferee are parties, by the transferee.

         D. OPERATION OF THE LICENSED BUSINESS BY LICENSOR. In order to prevent any interruption of the business of the Licensed Business and any injury to the goodwill and reputation thereof which would cause harm to the Licensed Business and thereby depreciate the value thereof, the Licensees hereby authorize the Licensor, and the Licensor shall have the right, but not the obligation, to operate said Licensed Business for so long as the Licensor deems necessary and practical, and without waiver of any other rights or remedies the Licensor may have under this Agreement, in the event that: (i) any of the Licensees' principals, shareholders or partners is absent or incapacitated by reason of illness or death and that the Licensees are not, therefore, in the sole judgment of the Licensor, able to do the business licensed hereunder, or (ii)



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any allegation or claim is made against the Licensed Business, the Licensees or any principals, directors, shareholders, partners or employees of the Licensees, involving or relating to misrepresentations or any fraudulent or deceptive practice. If, as herein provided, the Licensor elects to temporarily operate the Licensed Business on behalf of the Licensees, the Licensees hereby agrees to indemnify and hold the Licensor harmless from any and all claims arising from the acts and omissions of the Licensor and its representatives.

                          XII. DEFAULT AND TERMINATION

         A. DEFAULT WITH NO OPPORTUNITY TO CURE. The Licensees shall be deemed to be in default and the Licensor may, at its option, terminate this Agreement and all rights granted hereunder, without affording the Licensees any opportunity to cure the default, effective immediately upon receipt of notice from the Licensor to the Licensees, upon the occurrence of any of The following events:

         1. If the Licensees become insolvent or makes a general assignment for the benefit of creditors, or if a petition in bankruptcy is filed by the Licensees or such a petition is filed against and consented to by the Licensees, or if the Licensees are adjudicated bankrupt, or if a bill in equity or other proceeding for the appointment of a receiver of the Licensees or other custodian for the Licensees' business or assets is filed and consented to by the Licensees, or if a receiver or other custodian (permanent or temporary) of the Licensees' business or assets is appointed by any court of competent jurisdiction, or if proceedings for a conference with a committee of creditors under any state, federal or foreign law should be instituted by or against the Licensees, or if a final judgment remains unsatisfied or of record for thirty
(30) days or longer (unless supersedeas bond is filed), or if execution is levied against the Licensees' operating location or property, or suit to foreclose any lien or mortgage against the premises or equipment is instituted against the Licensees and not dismissed within thirty (30) days, or if any substantial real or personal property of the Licensed Business shall be sold after levy thereupon by any sheriff, shall or constable;

         2. If the Licensees cease to do business at the Licensed Business for two (2) or more consecutive days, excluding holidays, or lose the right to possession of the premises upon which the Licensed Business is located or otherwise forfeit the right to do or transact business in the jurisdiction where the Licensed Business is located;

         3. If the Licensees have made any material misrepresentation or omission in this Agreement or any other agreement to which the Licensees and the Licensor are parties;

         4. If the Licensees (or the principal shareholder or general partner of a corporation or partnership Licensees) engage in the use and/or abuse of drugs;

         5. If the Licensees, by act or omission, permit a continued violation in connection with the operation of the Licensed Business of any law, ordinance, rule or regulation of a governmental agency, in the absence of a good faith dispute over its application or legality and without promptly resorting to an appropriate administrative or judicial forum for relief therefrom;



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         6. If the Licensees fail to obtain and maintain all required licenses under state and local law;

         7. If the Licensees misuse or make any unauthorized use of the Proprietary Marks, engage in any business or market any service or products under a name or mark which is confusingly similar to the Proprietary Marks, or otherwise materially impair the goodwill associated therewith or the Licensor's rights therein;

         8. If a threat or danger to public safety results from the construction, maintenance or operation of the Licensed Business;

         9. If the Licensees are convicted of a crime of moral turpitude or similar felony or are convicted of any other crime or offense that the Licensor reasonably believes is likely to have an adverse effect on the System, the Proprietary Marks, the goodwill associated therewith or the Licensor's interest therein;

         10. If a judgment or a consent decree against the Licensees, or any of their officers, directors, shareholders or partners is entered in any case or proceeding involving allegations of fraud, racketeering, unfair, improper or deceptive trade practices or similar claim which is likely to have an adverse effect on the System, or the Proprietary Marks, the goodwill associated therewith or the Licensor's interest therein;

         11. If the Licensees purport to transfer any rights or obligations under this Agreement to any third party without the Licensor's prior written consent, contrary to any of the terms of Section XI of this Agreement;

         12. If the Licensees fail to comply with any of the covenants contained in Section XIV hereof;

         13. If, contrary to Sections VI and VII hereof, the Licensees disclose or divulge the contents of the Manuals or any other trade secrets or Confidential Information provided to the Licensees by the Licensor;

         14. If the Licensees knowingly maintain false books or records or submit any false statements, applications or reports to the Licensor or any assignee of the Licensor;

         15. If the Licensees willfully and repeatedly engage in a course of conduct which constitutes a misrepresentation or a deceptive or unlawful act or practice in connection with their sale of the services and products offered at the Licensed Business;

         16. If the Licensees fail to strictly comply with the product and quality control standards and specifications, fail to utilize suppliers approved by the Licensor or otherwise fail to meet any other significant specifications or guidelines set forth in the Manuals;

         17. If any other license or franchise agreement issued to the Licensees by the Licensor is terminated for any reason;

         18. If the Licensees receive three (3) or more notices of default under Section XII.B. hereof during the term of this Agreement whether or not such defaults are cured after notice;



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         19. If the Licensees willfully engage in any illegal, immoral or unethical acts or any act in violation of the mission and values of the Licensor;

         20. If the Licensees default under their sublease agreement for the premises on which the Licensed Business is located or under any other agreement to which the Licensees and the Licensor, or any parent or subsidiary corporation or any other affiliated entity of the Licensor, are parties and fail to cure said default within the grace period (if any) provided for in such agreement; or

         B. DEFAULT WITH THIRTY (30) DAY OPPORTUNITY TO CURE. Except as provided in Section XII.A. of this Agreement, the Licensees shall have thirty
(30) days after receiving from the Licensor a written notice of default within which to remedy any default described in this Section XII.B. and provide evidence thereof to the Licensor. If any such default is not cured within that time, or such longer period as applicable law may require, this Agreement, at Licensor's option, shall terminate without further notice to the Licensees effective immediately upon the expiration of the thirty (30) day period or such longer period as applicable law may require. The Licensees shall be in default hereunder for any failure to comply substantially with any of the requirements imposed by this Agreement, as it may from time to time reasonably be supplemented by updates to the Manuals, or for any failure to carry out the terms of this Agreement in good faith. Such defaults shall include, without limitation, the occurrence of any of the following events:

         1. If the Licensees fail to maintain any of the standards or procedures prescribed by the Licensor in this Agreement, the Manuals, any other license or franchise agreement between the Licensor and the Licensees, or any other written agreements between the parties or otherwise;

         2. If the Licensees fail to comply with their duties set forth in
Section IV of this Agreement or fail to perform any obligation owing to the Licensor or to observe any covenant or agreement made by the Licensees, whether such obligation, covenant or agreement is set forth in this Agreement or in any other agreement with the Licensor including any other license or franchise agreement by and between the Licensor and the Licensees or any entity related to the Licensor;

         3. If the Licensees fail to adequately promote the Licensed Business as provided in the Manuals or otherwise in writing;

         4. If the Licensees fail to maintain and submit to the Licensor all reports required pursuant to Section VIII hereof;

         5. If the Licensees fail to maintain the Licensor's quality control standards with respect to its use of signage and other uses of the Proprietary Marks;

         6. If the Licensees, its Operating Manager or employees fail to attend and successfully complete any mandatory training program unless attendance is excused or waived, in writing, by the Licensor;


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         7. If the Licensees fail to obtain the prior written approval of the
Licensor of any and all advertising, marketing or promotional plans and materials in whatever form used by the Licensees in connection with its promotion of the Licensed Business or otherwise fail to comply with Licensor's policies and procedures with respect to advertising, marketing or promotion; or

         8. If the Licensees fail, refuse or neglect to pay promptly any monies owing to the Licensor or its subsidiaries or affiliates or suppliers when due.

         C. NO RIGHT OR REMEDY. No right or remedy herein conferred upon or reserved to the Licensor is exclusive of any other right or remedy provided or permitted by law or equity.

         D. DEFAULT AND TERMINATION. The events of default and grounds for termination described in this Section XII shall be in addition to any other grounds for termination contained elsewhere in this Agreement or otherwise.

         E. RIGHT TO PURCHASE. In the event of termination of this Agreement for any reason, including a default under this Section XII, the Licensor shall have the right and option, but not the obligation, to purchase the Licensees' interest in the tangible assets of the Licensed Business as set forth in Paragraph XIII.K below. In the event that the Licensor elects to purchase the Licensees' interest in said assets, the Licensees shall also execute an assignment of the lease for the premises of the Licensed Business.


                       XIII. OBLIGATIONS UPON TERMINATION

         Upon termination or expiration of this Agreement, all rights granted hereunder to the Licensees shall forthwith terminate, and Licensees shall observe and perform the following:

         A. CESSATION OF OPERATION. The Licensees shall immediately cease to operate the Licensed Business and shall not thereafter, directly or indirectly, represent to the public or hold themselves out as a Licensees of the Licensor.

         B. CESSATION OF USE OF PROPRIETARY MARKS. The Licensees shall immediately and permanently cease to use, in any manner whatsoever, any equipment, format, confidential methods, customer data base, programs, literature, procedures and techniques associated with the System, the name MARCO'S MEXICAN RESTAURANTS and any Proprietary Marks and distinctive trade dress, forms, slogans, uniforms, signs, symbols or devices associated with the System. In particular, the Licensees shall cease to use, without limitation, all signs, fixtures, furniture, equipment, advertising materials or promotional displays, uniforms, stationery, forms and any other articles which display the Proprietary Marks associated with the System.

         C. CANCELLATION OF NAME. The Licensees shall take such action as may be necessary to cancel any assumed name or equivalent registration which contains the Proprietary Marks or any other trademark, trade name or service mark of the Licensor, and the Licensees shall furnish the Licensor with evidence satisfactory to the Licensor of compliance with this obligation within ten (10) days after termination or expiration of this Agreement.



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         D. OPTIONAL ASSIGNMENT OF LEASE. The Licensees shall, at the
Licensor's option pursuant to Section XII.E. above, assign to the Licensor any interest which the Licensees has in any lease or sublease for the premises of the Licensed Business. In the event the Licensor elects to exercise its option to acquire such lease or sublease, the Licensor shall pay for any furniture, equipment, supplies and signs acquired by the Licensor as a result of such assignment, at the Licensees' cost or fair market value (whichever is less), less any sums of money owed by the Licensees to the Licensor and less any sums of money necessary to upgrade and renovate the premises to meet the Licensor's then current standards for its Licensed Business and less any sums necessary to acquire clear title to the lease or sublease interest. In the event that the Licensor and the Licensees are unable to agree on the fair market value of said items, an independent appraiser shall be appointed by the Licensor to determine the fair market value of said items. The determination of said appraiser shall be final and binding upon the parties. The costs and expenses associated with the appointment of an independent appraiser shall be paid by the Licensees.

         In the event that the Licensor does not elect to exercise its option to acquire such lease or sublease, the Licensees shall make such modifications or alterations to the premises of the Licensed Business immediately upon termination or expiration of this Agreement as may be necessary to distinguish the appearance of said premises from that of other Licensed Businesses under the System, and shall make such specific additional changes thereto as the Licensor may reasonably request for that purpose. In the event the Licensees fail or refuse to comply with the requirements of this Section XIII, the Licensor shall have the right to enter upon the premises of the Licensed Business without being guilty of trespass or any other tort for the purpose of making or causing to be made such changes as may be required, at the expense of the Licensees, which expense the Licensees agree to pay upon demand.

         E. LICENSOR'S RIGHT TO CONTINUE OPERATIONS. In the event this Agreement is terminated, the Licensor may, at its option, immediately enter the premises of the Licensed Business and continue to provide services to customers of the Licensed Business and apply receipts therefrom to debts owed to the Licensor by the Licensees. The Licensor shall have no other obligations to the Licensees in connection with the Licensor's operation of the Licensed Business following said termination.

         F. NON-USAGE OF MARKS. The Licensees agree, in the event they continue to operate or subsequently begin to operate any other business, not to use any reproduction, counterfeit, copy or colorable imitation of the Proprietary Marks or trade dress, either in connection with such other business or the promotion thereof, which is likely to cause confusion, mistake or deception, or which is likely to dilute the Licensor's exclusive rights in and to the Proprietary Marks or trade dress, and agree not to utilize any designation of origin or description or representation which falsely suggests or represents an association or connection with the Licensor so as to constitute unfair competition.

         G. PROMPT PAYMENT UPON DEFAULT. The Licensees shall promptly pay all sums owing to the Licensor and its subsidiaries, affiliates and suppliers. In the event of termination for any default of the Licensees, such sums shall include all damages, costs and expenses, including reasonable attorneys' fees, incurred by the Licensor as a result of the default, which obligation shall give rise to and remain, until paid in full, a lien in favor of the Licensor against any and all of the personal property, machinery, furniture, fixtures, equipment and inventory owned by the Licensees and on the premises of the Licensed Business at the time of default.



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         H. PAYMENT OF COSTS. The Licensees shall pay to the Licensor all damages, costs and expenses, including reasonable attorneys' fees, incurred by the Licensor subsequent to the termination or expiration of this Agreement in obtaining injunctive or other relief for the enforcement of any provision of this Section XIII or any other obligation under this Agreement.

         I. RETURN OF MATERIALS. The Licensees shall immediately turn over to the Licensor all copies of all materials in the Licensees' possession including the Manuals, all records, files, instructions, correspondence, customer database, brochures, agreements, disclosure statements and any and all other materials relating to the operation of the Licensed Business in tile Licensees' possession, and all copies thereof (all of which are acknowledged to be the Licensor's property), and shall retain no copy or record of any of the foregoing, excepting only the Licensees' copy of this Agreement, any correspondence between the parties and any other documents which the Licensees reasonably needs for compliance with any provision of law. In addition to the foregoing, the Licensees shall deliver to the Licensor a complete list, including names, addresses, and phone numbers, of all persons employed by the Licensees during the three (3) years immediately preceding termination. All costs of delivering all materials required by this Section XIII.I. shall be borne by the Licensees. The Licensees shall retain all business records, including employment files, for at least six (6) years (or such longer period as may be required by law) after the date of the termination of this Agreement and must keep the Licensor advised of the location of these records. The Licensor shall be permitted to inspect such records at any time during normal business hours.

         J. ASSIGNMENT OF TELEPHONE LISTINGS. The Licensees shall promptly notify the appropriate telephone company and all telephone directory listing agencies of the termination or expiration of its right to use any telephone number and any regular, classified or other telephone directory listings associated with any Proprietary Marks and authorize the transfer of same to or at the direction of the Licensor. The Licensees agree to execute updated letters of direction to any telephone companies and telephone directory listing agencies directing termination and/or transfer of the Licensees' right to use any telephone number associated with the Proprietary Marks, which the Licensor may hold until termination or expiration hereof. The Licensees acknowledge that as between the Licensor and the Licensees, the Licensor has the sole right to and interest in all telephone numbers and directory listings associated with any Proprietary Marks. The Licensees authorize the Licensor, and hereby appoint the Licensor and any officer of the Licensor as its attorney in fact, to direct the appropriate telephone company and all listing agencies to transfer all such listings to the Licensor upon termination of this Agreement.

         K. OPTION TO PURCHASE. The Licensor shall have the right, but not the obligation, to purchase any or all of the tangible assets of the Licensed Business, including the signs, advertising materials, promotional displays, supplies, forms, inventory, software, furniture or other items bearing the Proprietary Marks, at the Licensees' cost or fair market value, whichever is less. If the parties cannot agree on fair market value within a reasonable time, an independent appraiser shall be designated by the Licensor, and the appraiser's determination shall be final and binding. The Licensor's election to purchase provided for herein must be exercised by written notice to the Licensees within thirty (30) days after termination or expiration of this Agreement. If the Licensor elects to exercise any option to purchase provided herein it shall have the right to set off all amounts due from the Licensees under this Agreement and the cost of the appraisal, if any, against any payment therefor.



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         L. COVENANT OF FURTHER ASSURANCES. The Licensees shall execute any legal document that may be necessary to effectuate the termination hereunder and shall furnish to the Licensor, within thirty (30) days after the effective date of termination, written evidence satisfactory to the Licensor of the Licensees' compliance with the foregoing obligations.

         M. COMPLIANCE WITH COVENANTS. The Licensees shall comply with all applicable covenants contained in Section XIV of this Agreement.

         N. NO FURTHER INTEREST. Other than as specifically set forth above, the Licensees shall have no interest in the Licensed Business upon termination or expiration of this Agreement.

                                 XIV. COVENANTS

         A. BEST EFFORTS. The Licensees covenant that during the term of this Agreement, and subject to the post-termination provisions contained herein, and except as otherwise approved in writing by the Licensor, the Licensees will devote their full time, energy and best efforts to the efficient and effective management and operation of the Licensed Business.

         B. NON-SOLICITATION AND NON-COMPETITION. The Licensees have heretofore specifically acknowledged that pursuant to this Agreement, the Licensees shall receive valuable specialized training and confidential and other information regarding the business, promotional, sales, marketing and operational methods and techniques of the Licensor and the System. The Licensees covenant that during the term of this Agreement and subject to the post-termination provisions contained herein, and except as otherwise approved in writing by the Licensor, the Licensees shall not, either directly or indirectly, for themselves or through, on behalf of or in conjunction with any person, persons, partners or corporation:

         1. Divert or attempt to divert any business or customer of the Licensed Business to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Proprietary Marks and the System;

         2. Employ or seek to employ any person who is at that time employed by the Licensor or by any other Licensees, Franchisee or multi-unit operator of the Licensor, or otherwise directly or indirectly induce such person to leave his or her employment;

         3. Own, maintain, engage in, be employed by, advise, assist, invest in, franchise, make loans to or have any interest in any business which is the same as or substantially similar to the Licensed Business; or

         4. Sell, or offer for sale, products or services offered by, or similar to those offered by, the Licensed Business in any venue other than through, and on the premises of, the Licensed Business.



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     C.  RESTRICTIVE COVENANTS. The Licensees covenant that, except as otherwise approved in writing by the Licensor, for a continuous uninterrupted period commencing upon the expiration or termination of this Agreement, regardless of the cause for termination, and continuing for two (2) years thereafter, the Licensees will not either directly or indirectly, for themselves or through, on behalf of or in conjunction with any person, persons, partnership or corporation, own, maintain, engage in, be employed by, advise, assist, invest in, franchise, make loans to or have any interest in any business which is the same as or substantially similar to the Licensed Business and which is located within a radius of ten (10) miles of the Site or the location of any Licensor-owned or operated or other licensees-operated Licensed Business or franchisee-operated Franchise Business for the System which is in existence on the date of expiration or termination of this Agreement.

     If the period of time or the area specified above, should be adjudged unreasonable in any proceeding, then the period of time will be reduced by such number of months or the area will be reduced by the elimination of such portion thereof, or both, so that such restrictions may be enforced in such area and for such time as is adjudged to be reasonable.

     D. NO UNDUE HARDSHIP. The Licensees acknowledge and agree that the covenants not to compete set forth in this Agreement are fair and reasonable and will not impose any undue hardship on the Licensees, or the Licensees' shareholders or partners, if the Licensees are a corporation or partnership, since the Licensees, its shareholders or partners have other considerable skills, experience and education which afford the Licensees, its shareholders or partners the opportunity to derive income from other endeavors

     E. INDEPENDENCE OF COVENANTS. The parties agree that each of the covenants in this Agreement shall be construed as independent of any other covenant or provision of this Agreement. If any or all portions of the covenants in this Section XIV is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which the Licensor is a party, the Licensees expressly agree to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Agreement.

     F. MISSION. The Licensees agree to support the Licensor's mission and to conduct the Licensed Business in accordance with the Licensor's operating policies and stated principles.

     G. MODIFICATION OF COVENANTS. The Licensees understand and acknowledge that the Licensor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in this Section XIV or any portion thereof, without the Licensees' consent, effective immediately upon receipt by the Licensees of written notice thereof, and the Licensees agree that they shall forthwith comply with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section XXII hereof.

     H. ENFORCEMENT OF COVENANTS. The Licensees expressly agree that the existence of any claims they may have against the Licensor, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by the Licensor of the covenants in this Agreement. The Licensees agree to pay all costs and expenses (including reasonable attorneys' fees) incurred by the Licensor in connection with the enforcement of the covenants set forth in this Agreement.





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     I.  INJUNCTIVE RELIEF. The Licensees acknowledge that their violation of the covenants not to compete contained in this Agreement would result in immediate and irreparable injury to the Licensor for which no adequate remedy at law will be available. Accordingly, the Licensees hereby consent to the entry of an injunction prohibiting any conduct by the Licensees in violation of the terms of the covenants not to compete set forth in this Agreement. The Licensees expressly agree that it may be presumed conclusively that any violation of the terms of said covenants not to compete was accomplished by and through the Licensees' unlawful utilization of the Licensor's confidential information, know-how, methods and procedures.

     J. WRITTEN AGREEMENTS. At the Licensor's request, the Licensees shall require and obtain execution of covenants similar to those set forth in this
Section XIV (including covenants applicable upon the termination of a person's relationship with Licensees) from the Licensees' officers, directors, shareholders, and employees. All covenants required by this Section XIV.K. shall be in forms satisfactory to Licensor, including, without limitation, specific identification of Licensor as a third party beneficiary of such covenants with the independent right to enforce them. Failure by Licensees to obtain execution of a covenant required by this Section XIV.K. shall constitute a default under Section XII.B hereof.

                        XV. CHANGES AND MODIFICATIONS

     The Licensor may modify this Agreement only upon the execution of a written agreement by the Licensor and the Licensees. The Licensor reserves and shall have the sole right to make changes in the Manuals, the System and the Proprietary Marks at any time and without prior notice to Licensees. Licensees shall promptly alter any signs, products, business materials or related items, at their sole cost and expense, upon written receipt of written notice of such change or modification in order to conform with the Licensor's revised specifications. In the event that any improvement or addition to the Manuals, the System or the Proprietary Marks is developed by the Licensees, then the Licensee agrees to grant to the Licensor an irrevocable, world-wide, exclusive, royalty-free license, with the right to sublicense such improvement or addition.

     The Licensees understand and agree that due to changes in competitive circumstances, presently unforeseen changes in the needs of customers, and/or presently unforeseen technological innovations, the Licensor's System MUST NOT remain static, in order that it best serve the interests of Licensor, Licensees and the System. Accordingly, Licensees expressly understand and agree that Licensor may from time to time change the components of the System, including altering the programs, services, methods, standards, forms, policies and procedures of that System; adding to, deleting from or modifying those programs, products and services which the Licensed Business is authorized to offer; and changing, improving or modifying the Proprietary Marks. Subject to the other provisions of this Agreement, Licensees expressly agree to abide by any such modifications, changes, additions, deletions and alterations.

                         XVI. TAXES AND INDEBTEDNESS

     A. PAYMENT. The Licensees shall promptly pay, when due, all taxes levied or assessed by any federal, state or local tax authority and any and all other indebtedness incurred by the Licensees in the operation of the Licensed Business.





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     B. DISPUTE. In the event of any bona fide dispute as to liability for taxes assessed or other indebtedness, the Licensees may contest the validity or the amount of the tax or indebtedness in accordance with procedures of the taxing authority or applicable law; provided, however, in no event shall the Licensees permit a tax sale or seizure by levy of execution or similar writ or warrant, or attachment by a creditor, to occur against the premises of the Licensed Business or any improvements thereon.

     C. COMPLIANCE WITH FEDERAL, STATE AND LOCAL LAWS. The Licensees shall comply with all federal, state, and local laws, rules and regulations, and shall timely obtain any and all permits, certificates, licenses and bonds necessary for the full and proper operation and management of the Licensed Business, including, without limitation, a license to do business and provide services, fictitious name registration and sales tax permits. Copies of all subsequent inspection reports, warnings, certificates and ratings, issued by any governmental entity during the term of this Agreement in connection with the conduct of the Licensed Business which indicate Licensees' failure to meet or maintain the highest governmental standards or less than full compliance by Licensees with any applicable law, rule or regulation, shall be forwarded to Licensor by Licensees within three (3) days of Licensees' receipt thereof.

     D. DUTY TO NOTIFY. The Licensees shall notify the Licensor in writing within three (3) days of the commencement of any action, suit or proceeding, and of the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality, which may adversely affect the operation or financial condition of the Licensed Business. Additionally, any and all consumer related complaints shall be answered by the Licensees within fifteen (IS) days after receipt thereof or such shorter period of time as may be provided in said complaint. A copy of said answer shall be forwarded to the Licensor within three (3) days of the date that said answer is forwarded to the complainant.

               XVII. INDEPENDENT CONTRACTOR AND INDEMNIFICATION

     A. INDEPENDENT CONTRACTOR.

     1. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, that the Licensees shall be independent contractors, and that nothing in this Agreement is intended to make either party an agent, legal representative, subsidiary, joint venturer, partner, employee or servant of the other for any purpose whatsoever.

     2. During the term of this Agreement and any extensions hereof, the Licensees shall hold themselves out to the public as independent contractors operating the Licensed Business pursuant to a license from the Licensor and as authorized users of the System and the Proprietary marks which are owned by the Licensor. The Licensees agree to take such affirmative action as may be necessary to do so, including exhibiting to customers a sign provided by Licensor in a conspicuous place on the premises of the Licensed Business.

     3. The Licensor shall not have the power to hire or fire the Licensees' employees, and except as herein expressly provided, the Licensor may not control or have access to the Licensees' funds or the expenditures thereof, or in any other way exercise dominion or control over the Licensed Business.





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     B. NO LIABILITY. IT IS UNDERSTOOD AND AGREED THAT NOTHING IN THIS
AGREEMENT AUTHORIZES THE LICENSEES TO MAKE ANY CONTRACT, AGREEMENT, WARRANTY OR REPRESENTATION ON THE LICENSOR'S BEHALF, OR TO INCUR ANY DEBT OR OTHER OBLIGATION IN THE LICENSOR'S NAME, AND THAT THE LICENSOR SHALL IN NO EVENT ASSUME LIABILITY FOR OR BE DEEMED LIABLE HEREUNDER AS A RESULT OF ANY SUCH ACTION OR BY REASON OF ANY ACT OR OMISSION OF THE LICENSEES IN THE LICENSEES' CONDUCT OF THE LICENSED BUSINESS OR ANY CLAIM OR JUDGMENT ARISING THEREFROM AGAINST THE LICENSOR. THE LICENSEES AGREE AT ALL TIMES TO DEFEND AT THEIR OWN COST, AND TO INDEMNIFY AND HOLD HARMLESS TO THE FULLEST EXTENT PERMITTED BY LAW, THE LICENSOR, ITS CORPORATE PARENT, THE CORPORATE SUBSIDIARIES, AFFILIATES, SUCCESSORS, ASSIGNS AND DESIGNEES OF EITHER ENTITY, AND THE RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SHAREHOLDERS, DESIGNEES, AND REPRESENTATIVES OF EACH (LICENSOR AND ALL OTHER HEREINAFTER REFERRED TO COLLECTIVELY AS "INDEMNITEES") FROM ALL LOSSES AND EXPENSES INCURRED IN CONNECTION WITH ANY ACTION, SUIT, PROCEEDING, CLAIM, DEMAND, INVESTIGATION, OR FORMAL OR INFORMAL INQUIRY (REGARDLESS OF WHETHER SAME IS REDUCED TO JUDGMENT) OR ANY SETTLEMENT THEREOF WHICH ARISES OUT OF OR IS BASED UPON ANY OF THE
FOLLOWING: THE LICENSEES' ALLEGED INFRINGEMENT OR ANY OTHER VIOLATION OR ANY OTHER ALLEGED VIOLATION OF ANY PATENT, TRADEMARK OR COPYRIGHT OR OTHER PROPRIETARY RIGHT OWNED OR CONTROLLED BY THIRD PARTIES; THE LICENSEES' ALLEGED VIOLATION OR BREACH OF ANY CONTRACT, FEDERAL, STATE OR LOCAL LAW, REGULATION, RULING, STANDARD OR DIRECTIVE OF ANY INDUSTRY STANDARD; LIBEL, SLANDER OR ANY OTHER FORM OF DEFAMATION BY THE LICENSEES; THE LICENSEES' ALLEGED VIOLATION OR BREACH OF ANY WARRANTY, REPRESENTATION, AGREEMENT OR OBLIGATION IN THIS AGREEMENT; ANY ACTS, ERRORS OR OMISSIONS OF THE LICENSEES OR ANY OF THEIR AGENTS, SERVANTS, EMPLOYEES, CONTRACTORS, OWNERS, PARTNERS, PROPRIETORS, AFFILIATES, OR REPRESENTATIVES; LATENT OR OTHER DEFECTS IN THE LICENSED BUSINESS, WHETHER OR NOT DISCOVERABLE BY THE LICENSOR OR THE LICENSEES; THE INACCURACY, LACK OF AUTHENTICITY OR NONDISCLOSURE OF ANY INFORMATION BY ANY CUSTOMER OF THE LICENSED BUSINESS; ANY SERVICES OR PRODUCTS PROVIDED BY THE LICENSEES AT, FROM OR RELATED TO THE OPERATION AT THE LICENSED BUSINESS; ANY SERVICES OR PRODUCTS PROVIDED BY ANY AFFILIATED OR NONAFFILIATED PARTICIPATING ENTITY; ANY ACTION BY ANY CUSTOMER OF THE LICENSED BUSINESS; AND, ANY DAMAGE TO THE PROPERTY OF THE LICENSEES OR THE LICENSOR, THEIR AGENTS OR EMPLOYEES, OR ANY THIRD PERSON, FIRM OR CORPORATION, WHETHER OR NOT SUCH LOSSES, CLAIMS, COSTS, EXPENSES, DAMAGES, OR LIABILITIES WERE ACTUALLY OR ALLEGEDLY CAUSED WHOLLY OR IN PART THROUGH THE ACTIVE OR PASSIVE NEGLIGENCE OF THE LICENSOR OR ANY OF ITS AGENTS OR EMPLOYEES, OR RESULTED FROM ANY STRICT LIABILITY IMPOSED ON THE LICENSOR OR ANY OF ITS AGENTS OR EMPLOYEES.





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     C.  IDENTIFICATION. The Licensees shall conspicuously identify themselves and the Licensed Business and in all dealings with their clients, contractors, suppliers, public officials and others, as an independent Licensees of the Licensor, and shall place such notice of independent ownership on all forms, business cards, stationery, advertising, signs and other materials and in such fashion as the Licensor may, in its sole and exclusive discretion, specify and require from time to time, in its Manuals (as same may be amended from time to time) or otherwise.

     D. NO FALSE REPRESENTATIONS. Except as otherwise expressly authorized by this Agreement, neither party hereto will make any express or implied agreements, warranties, guarantees or representations or incur any debt in the name of or on behalf of the other party, or represent that the relationship between the Licensor and the Licensees is other than that of Licensor and Licensees. The Licensor does not assume any liability, and will not be deemed liable, for any agreements, representations, or warranties made by the Licensees which are not expressly authorized under this Agreement, nor will the Licensor be obligated for any damages to any person or property which directly or indirectly arise from or relate to the operation of the Licensed Business

                        XVIII.    APPROVALS AND WAIVERS

     A. WRITTEN CONSENT. Whenever this Agreement requires the prior approval or consent of the Licensor, the Licensees shall make a timely written request to Licensor therefor and such approval or consent shall be obtained in writing.

     B. NO WAIVER. No failure of the Licensor to exercise any power or right reserved to it by this Agreement, or to insist upon strict compliance by the Licensees with any obligation or condition hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of the Licensor's right to demand exact compliance with any of the terms herein. Waiver by the Licensor of any particular default by the Licensees shall not affect or impair the Licensor's rights with respect to any subsequent default of the same, similar or different nature, nor shall any delay, forbearance or omission of the Licensor to exercise any power or right arising out of any breach or default by the Licensees of any of the terms, provisions or covenants hereof affect or impair the Licensor's right to exercise the same, nor shall such constitute a waiver by the Licensor of any right hereunder or the right to declare any subsequent breach or default and to terminate this License Agreement prior to the expiration of its term. Subsequent acceptance by the Licensor of any payments due to it hereunder shall not be deemed to be a waiver by the Licensor of any preceding breach by the Licensees of any terms, covenants or conditions of this Agreement.

     C. WAIVER TO JURY TRIAL. The Licensees hereby waive any right to a jury trial with respect to this Agreement and/or any matters arising hereunder.





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                                 XIX. NOTICES

    Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by certified mail, return receipt requested, or dispatched by overnight delivery envelope, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

    Notices to Licensor:      Marco's Mexican Restaurants, Inc.
                              Attention: Legal Department
                              11111 Wilcrest Green, Suite 350
                              Houston, Texas 77042

    Notices to Licensees:     Mohammed S. and Rubinas S. Akhtar
                              335 E. San Augustine, #94
                              Deer Park, Texas 77536

    Any notice sent by certified mail shall be deemed to have been given at the date and time of mailing.

                         XX. RELEASE OF PRIOR CLAIMS

    By executing this Agreement, the Licensees, individually and on behalf of the Licensees' heirs, legal representatives, successors and assigns, and each assignee of this Agreement by accepting assignment of the same, hereby forever releases and discharges the Licensor and its officers, directors, employees, agents and servants, including the Licensor's parent, subsidiary and affiliated corporations, their respective officers, directors, employees, agents and servants, from any and all claims relating to or arising under any license agreement or any other agreement between the parties executed prior to the date of this Agreement including any and all claims, whether presently known or unknown, suspected or unsuspected, arising under the franchise, securities or antitrust laws of the United States or of any state or territory thereof

                   XXI. DISCLOSURE STATEMENT AND DISCLAIMER

    ACKNOWLEDGEMENT. The Licensees acknowledge and accept the following:

    THE SUCCESS OF THE LICENSEES IN OPERATING A LICENSED BUSINESS IS SPECULATIVE AND WILL DEPEND ON MANY FACTORS INCLUDING, TO A LARGE EXTENT, THE LICENSEES' INDEPENDENT BUSINESS ABILITY. THIS OFFERING IS NOT A SECURITY AS THAT TERM IS DEFINED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE OBLIGATION TO TRAIN, MANAGE, PAY, RECRUIT AND SUPERVISE EMPLOYEES OF THE LICENSED BUSINESS RESTS SOLELY WITH THE LICENSEES. THE LICENSEES HAVE NOT RELIED ON ANY WARRANTY OR REPRESENTATION, EXPRESSED OR IMPLIED, AS TO THE POTENTIAL SUCCESS OR PROJECTED INCOME OF THE BUSINESS VENTURE CONTEMPLATED HEREBY. NO REPRESENTATIONS OR PROMISES HAVE BEEN MADE BY THE LICENSOR TO INDUCE THE LICENSEES TO ENTER INTO THIS AGREEMENT EXCEPT AS





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SPECIFICALLY INCLUDED HEREIN. THE LICENSOR HAS NOT MADE ANY REPRESENTATION,
WARRANTY OR GUARANTY, EXPRESS OR IMPLIED, AS TO THE POTENTIAL REVENUES, PROFITS OR SERVICES OF THE BUSINESS VENTURE TO THE LICENSEES AND CANNOT, EXCEPT UNDER THE TERMS OF THIS AGREEMENT, EXERCISE CONTROL OVER THE LICENSEES' BUSINESS. THE LICENSEES ACKNOWLEDGE AND AGREE THAT THEY HAVE NO KNOWLEDGE OF ANY REPRESENTATION MADE BY THE LICENSOR OR ITS REPRESENTATIVES OF ANY INFORMATION THAT IS CONTRARY TO THE TERMS CONTAINED HEREIN.

[PLEASE INITIAL TO ACKNOWLEDGE THAT YOU HAVE READ AND UNDERSTAND THIS PARAGRAPH XXI.]

                           XXII.    ENTIRE AGREEMENT

    This Agreement, the documents referred to herein and the attachments hereto, if any, constitute the entire, full and complete Agreement between the parties hereto concerning the subject matter hereof, and supersede all prior agreements with no other representations having induced the Licensees to execute this Agreement. No amendment, change or variance from this Agreement shall be binding on the parties hereto unless mutually agreed to by the parties and executed by themselves or their authorized officers or agents in writing.

                     XXIII.    SEVERABILITY AND CONSTRUCTION

    A. SEVERABILITY. Except as expressly provided to the contrary herein, each section, part, term and/or provision of this Agreement shall be considered severable, and if, for any reason, any section, part, term and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other portions, sections, parts, terms and/or provisions of this Agreement as may remain otherwise intelligible, and the latter shall continue to be given full force and effect and bind the parties hereto, and said invalid sections, parts, terms and/or provisions shall be deemed not to be a part of this Agreement; provided, however, that if the Licensor determines that such finding of invalidity or illegality adversely affects the basic consideration of this Agreement, the Licensor, at its option, may terminate this Agreement.

    B. COVENANTS. The Licensees expressly agree to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which a court may hold to be unreasonable and unenforceable in a final decision to which the Licensor is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order.

    C. CAUTIONS. All captions in this Agreement are intended solely for the convenience of the parties, and none of the captions shall be deemed to affect the meaning or construction of any provision hereof.




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    D.   REFERENCES. All references herein to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, where applicable, and all acknowledgements, promises, covenants, agreements and obligations herein made or undertaken by the Licensees shall be deemed jointly and severally undertaken by all of the parties executing this Agreement in his individual capacity on behalf of the Licensees. This Agreement may be executed in one or more originals, each of which shall be deemed an original.

    E. DEFINITION OF LICENSEES. As used in this Agreement, the term "Licensees" shall include all persons who succeed to the interest of the original Licensees by transfer or operation of law and shall be deemed to include not only the individuals or entity defined as the "Licensees" in the introductory paragraph of this Agreement.

    F. FORCE MAJEURE. If, as a result of hurricane, tornado, typhoon, flooding, lightning, blizzard and other unusually severe weather, earthquake, avalanche, volcanic eruption, fire, riot. insurrection, war, explosion, unavoidable calamity or other act of God (a "Force Majeure"), compliance by any party with the terms of this Agreement is rendered impossible or would otherwise create an undue hardship upon any party, all parties shall be excused from their respective obligations hereunder for the duration of the Force Majeure and for a reasonable recovery period thereafter, but otherwise this Agreement shall continue in full force and effect,

                            XXIV.    APPLICABLE LAW

    A. GOVERNING LAW. This Agreement takes effect upon its acceptance and execution by the Licensor. This Agreement shall be interpreted and construed under the laws of the State of Texas except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. Section 105 1 et seq.).

    B. JURISDICTION AND VENUE. Except as otherwise expressly provided by applicable state law or regulation, the parties agree that any action brought by either party against the other shall be brought in Harris County, Texas and the parties do hereby waive all questions of personal jurisdiction or venue for the purpose of carrying out this provision.

    C. REMEDY. No right or remedy conferred upon or reserved by the Licensor or the Licensees by this Agreement is intended and it shall not be deemed to be exclusive of any other right or remedy provided or permitted herein, by law or at equity, but each right or remedy shall be cumulative of every other right or remedy.

    D. INJUNCTIVE RELIEF. Nothing herein contained shall bar the Licensor's right to obtain injunctive relief against threatened conduct that will cause it loss or damage under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions





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                               XXV.     MEDIATION

    Except as specifically otherwise provided in this Agreement, the parties agree that any and all disputes between them and any claim by either party that cannot be amicably settled shall first be submitted to mediation. The parties shall select a mutually acceptable independent mediator who is experienced in license and restaurant business matters to preside over the mediation. Except as otherwise expressly provided by applicable state law or regulation, the mediator shall hear the dispute in Houston, Texas or at such other location as may be designated by the Licensor. Each party shall bear all of its own fees, costs and attorneys' fees. The decision of the mediator shall be non-binding and any unsatisfied party may pursue litigation after mediation. The Licensees know, understand and agree that it is the intent of the parties that any mediation between the Licensor and the Licensees shall be of the Licensees' individual claims and that the claims subject to mediation shall not be mediated on a classwide basis.

    Notwithstanding any provision contained in this Section XXV, the Licensor may, at its sole option, institute an action or actions for temporary, preliminary, or permanent injunctive relief or seeking any other equitable relief against the Licensees in addition to any other rights and remedies provided herein. In no event shall the Licensees be entitled to make, the Licensees shall not make, and the Licensees hereby waive, any claim for money damages by way of set-off, counterclaim, defense or otherwise based upon any claim or assertion by the Licensees that the Licensor has unreasonably withheld or unreasonably delayed any consent or approval to a proposed act by the Licensees under any of the terms of this License Agreement. The Licensees' sole remedy for any such claim shall be an action or proceeding to enforce any such provisions, for specific performance or declaratory judgment. .

                            XXVI.    ACKNOWLEDGMENTS

    The Licensees acknowledge that they have conducted an independent investigation of all aspects relating to the Licensed Business and recognizes that the business venture contemplated by this Agreement involves business risks and that its success will be largely dependent upon the skills and ability of the Licensees as independent business persons or organization. The Licensees acknowledge that they have received, read and understand this Agreement, the attachments hereto and agreements relating thereto, and that the Licensor has accorded the Licensees ample time and opportunity to consult with advisors of the Licensees' own choosing about the potential benefits and risks of entering into this Agreement.

    The Licensees understand and accept the terms, conditions and covenants contained in this Agreement as being reasonably necessary to maintain the Licensor's high standards of quality and service and the uniformity of those standards at all MARCO'S MEXICAN restaurants and thereby to protect and preserve the goodwill of the Proprietary Marks. The Licensor expressly disclaims the making of, and the Licensees acknowledge that they have not received or relied upon, any guaranty, express or implied, as to the revenue, profits or success of the business venture contemplated by this Agreement or the extent to which the Licensor will continue to develop and expand the network of MARCO'S MEXICAN restaurants. The Licensees acknowledge and agree that the Licensor's directors, officers, employees and agents act only in a representative, and not in a personal, capacity in connection with any of their dealings with the Licensees. The Licensees further acknowledge that they have not received or relied on any





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representations about the license, the Licensed Business, the Licensor or its licensing program or policies made by the Licensor or its directors, officers, employees or agents that are contrary to the terms herein.

[PLEASE INITIAL TO ACKNOWLEDGE THAT YOU HAVE READ AND UNDERSTAND THIS PARAGRAPH XXVI]

    IN WITNESS WHEREOF, the parties hereto have duly executed, sealed and delivered this Agreement on the day and year first above written,

                          LICENSOR:

                          MARCO'S  MEXICAN RESTAURANTS, INC.

                          By: /s/ GHULAM M. BOMBAYWALA
                             -----------------------------------------
                             GHULAM M. BOMBAYWALA

                          Title: President and Chief Operating Officer

                          LICENSEES:

                          By: /s/ MOHAMMED S. AKHTAR
                             -----------------------------------------
                             MOHAMMED S. AKHTAR

                          By: /s/ RUBINA S. AKHTAR
                             -----------------------------------------
                             Rubina S. Akhtar




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